Exhibit 10.2

CONSULTING AGREEMENT

This CONSULTING AGREEMENT (the “Agreement”) is made effective as of December [__], 2018 (the “Effective Date”) by and between Mobiquity Technologies, Inc., a New York corporation (the “Company”) and [__] (the “Consultant”).

WITNESSETH:

WHEREAS, the Company owns 48% of the membership interests of Advangelists, LLC, a Delaware limited liability company (“Advangelists”, and together with the Company, the “Companies”);

WHEREAS, the Consultant has previously been employed or served as an independent contractor to Advangelists; and

WHEREAS, the Company desires to retain the Consultant to perform consulting services with respect to providing the Companies with guidance and advice in connection with Companies’ business consistent with the services previously provided by Consultant to Advangelists, as more particularly agreed to by the Company and the Consultant (the “Services”), and the Consultant is willing to perform such Services upon the terms and conditions herein.

NOW, THEREFORE, in consideration of the covenants and agreements hereafter set forth, and other valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

1.               Retention; Consultant Duties. Subject to the terms and conditions set forth herein, the Company hereby retains the Consultant, and the Consultant hereby accepts such retention, to act as a consultant with respect to providing the Services to the Companies. The Consultant will provide such Services for the Companies at times mutually agreeable to Consultant and the Company. For the avoidance of doubt, Consultant’s retention by the Company under this Agreement is separate and apart from Consultant’s employment or consulting relationship with Advangelists and does not in any way effect the employment or consulting relationship that Consultant has with Advangelists.

2.               Term.

(a)             The term of this Agreement shall commence as of the Effective Date and continue for a period of two years (the “Term”).

3.               Consideration and Restrictions.

a)               Consideration. As compensation for his services provided hereunder, on the Effective Date, the Company shall pay the Consultant the consideration stated on and in accordance to the terms and schedule on Exhibit A attached hereto (the “Consideration”). The Consideration shall be comprised of shares of common stock (the “Stock”) of Gopher Protocol, Inc. (“Gopher”), and a warrant to purchase shares of the Company’s common stock (the “Warrant”). Consultant has had the opportunity to obtain advice of counsel and any other advisors deemed appropriate by such parties prior to executing this Agreement and fully understands all provisions hereof. Consultant has reviewed with his or her own counsels and advisors of the consequences of the transactions contemplated by this Agreement, including without limitation U.S. federal, state, local, and foreign tax consequences. Consultant is relying solely on such counsels and advisors and not on any statements or representations of the Company or any of its agents. Consultant understands that the Company is not responsible for any tax liability that may arise as a result of the transactions contemplated by this Agreement.

b)               Termination Without Cause. In the event the Company terminates the Consultant’s employment or consulting relationship with the Company (as applicable) for any reason (including death or Disability (as defined below)) during the Restricted Period (as defined below), except in the case of termination with Cause (as defined below), (i) Consultant may retain the Stock portion of the Consideration, subject to the Forfeiture Condition below, and (ii) shall irrevocably assign, convey, and otherwise transfer all of his or her rights, title and interest in and to the Warrant portion of the Consideration to the Company, and Consultant hereby authorizes the Company to use the Assignment Certificate (referred to below) to facilitate such assignment. “Disability” means a disability of Consultant which substantially impairs Consultant’s ability to perform his or her duties as a consultant to the Company, as the case may be. “Cause” means the termination of Consultant’s consulting relationship with the Company under the following circumstances: (i) Consultant’s willful failure to substantially perform his or her duties and responsibilities to the Companies or deliberate violation of policy of the Companies; (ii) Consultant’s commission of any act of fraud, embezzlement, dishonesty, or any other willful misconduct that has caused or is reasonably expected to result in material injury to the Companies; (iii) unauthorized use or disclosure by the Consultant of any proprietary information or trade secrets of the Companies or any other party to whom the Consultant owes an obligation of nondisclosure as a result of his relationship with the Companies; or (iv) Consultant’s willful breach of any of his or her obligations under any written agreement or covenant with the Companies. The determination as to whether Consultant is being terminated for Disability or for Cause shall be made in good faith by the Company and shall be final and binding on the Consultant

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c)               Termination with Cause; Termination by Consultant. If Consultant’s consulting relationship with the Companies is terminated by the Company for Cause during the Restricted Period, or if Consultant terminates his or her consulting relationship with the Companies for any reason during the Restricted Period, then Consultant shall and hereby does irrevocably assign, convey, and otherwise transfer all of his or her rights, title and interest in and to all Stock and Warrants then held in the name of Consultant to the Company (the “Assignment”). For purposes of facilitating the Assignment, Consultant shall execute and deliver to the Company an Assignment Separate from Certificate and Warrant in the form attached hereto as Exhibit B executed by Consultant and Consultant’s spouse, as applicable, in blank, upon execution of this Agreement (the “Assignment Certificate”).

d)               Limitations on Transfer. In addition to any other limitation on transfer created by applicable securities laws, for the period commencing on the Effective Date until the end of the Restricted Period (as defined below), Consultant shall not sell, dispose of, make any short sale of, offer, hypothecate, pledge, contract to sell, grant or sell any option or contract to purchase, purchase any option or contract to sell, grant any right or warrant to purchase, lend or otherwise transfer or encumber, directly or indirectly any portion of the Consideration, or enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Consideration, without the express written consent of the Member Representative (as defined below).

e)               Consideration Forfeiture. During the period beginning on the Effective Date and ending at the Member Representative’s discretion (anticipated to be approximately two years) (the “Restricted Period”), all Consideration shall be subject to forfeiture to the Company. Pursuant to the terms of that certain Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Glen Eagles Acquisition LP, Advangelists, AVNG Acquisition Sub, LLC, and Deepankar Katyal (the “Member Representative”), upon the occurrence of a Note Default (as defined in the Merger Agreement), the Member Representative, at his sole discretion, may elect to return some or all of the Consideration issued and delivered to the Consultant to the Company (the “Election”). In the event the Member Representative makes such Election, all or a portion of the Consideration, as determined by the Member Representative shall be returned to the Company (the “Forfeiture Condition”). The Company shall make no payments to the Consultant for the portion of the forfeited Consideration. For purposes of facilitating the forfeiture of the Consideration, the Consultant acknowledges and agrees that the Assignment Certificate may be used in the event of a Forfeiture Condition.

f)                Termination of Rights to Equity Consideration. To the extent all or any portion of the Consideration is forfeited by the Consultant or assigned to the Company in each case in accordance with this Section 3, then, to the extent of such forfeiture or assignment, the person who is to forfeit or assign such portion of the Consideration shall no longer have any rights as a holder of such portion of the Consideration. Such portion of the Consideration shall be deemed to have been forfeited or assigned, as applicable, in accordance with the applicable provisions hereof, whether or not the certificate(s) or warrants therefor have been delivered as required by this Agreement.

g)               Escrow. Upon issuance, the certificate(s) and/or Warrant received by the Consultant shall be deposited in escrow with the Member Representative to be held in accordance with the provisions of this Agreement but only during the Restricted Period. A copy of such certificate(s) and/or Warrant shall be provided to Consultant. All regular cash dividends, if any, on the Consideration (or other securities at the time held in escrow) shall be paid directly to the Consultant and shall not be held in escrow. The Consideration shall be surrendered to the Company for forfeiture and cancellation in the event that the Forfeiture Condition applies.

h)               Stop Transfer Instructions. In order to enforce the Forfeiture Condition and/or the assignments (described above), the Company and/or Gopher, as applicable, may impose stop-transfer instructions with respect to the Consideration (and transferees and assignees thereof) until the end of the Restricted Period.

4.               Independent Contractor. The relationship created hereunder is that of the Consultant acting as an independent contractor. It is expressly acknowledged and agreed that the Consultant shall have no authority to bind the Company to any agreement or obligation with any third party. Consultant acknowledges and agrees further that, since it is not an employee of the Company, the Company shall not be responsible for the withholding or payment of any taxes. The Consultant further acknowledges and agrees that he has full sole responsibility for the filing and payment of any tax returns and taxes that may be due as a result of his being an independent contractor.

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5.               Representations and Warranties of the Consultant. The Consultant hereto, hereby represents and warrants to the Company:

a)               he has the power and authority to execute and deliver this Agreement and to perform the duties and responsibilities contemplated hereby.

b)               that neither the execution of this Agreement nor performance hereunder will (i) violate, conflict with or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under the terms, conditions or provisions of any contract, agreement or other instrument or obligation to which he is a party, or by which he may be bound, or (ii) violate any order, judgment, writ, injunction or decree applicable to him.

c)               he recognizes that the receipt of the Consideration involves a high degree of risk and is suitable only for persons of adequate financial means who have no need for liquidity in that (i) he may not be able to liquidate the Consideration in the event of emergency; (ii) transferability is extremely limited; and (iii) he could sustain a complete loss of his Consideration.

d)               he (i) is competent to understand and does understand the nature of the Consideration; and (ii) must be able to bear the economic risk of the Consideration.

e)               that he either (i) is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “1933 Act”) or (ii) has sufficient knowledge and experience in financial or business matters such that he is capable of evaluating the merits and risks of the Consideration and protecting his own interests in connection with the Consideration.

f)                that the issuance of the Consideration has not been reviewed by the Securities and Exchange Commission (the “SEC”). The Consultant represents that the Consideration is being received for his own account, for investment and not for distribution or resale to others. The Consultant agrees that he will not sell, transfer or otherwise dispose of the Consideration, or any portion thereof, unless the Consideration is registered under the 1933 Act or unless an exemption from such registration is available.

g)               that the Company is relying on the Consultant’s representations contained in this Agreement in determining whether to issue the Consideration.

h)               that all representations made by the Subscriber hereunder are true and correct in all material respects as of the date of execution hereof.

6.               Representations and Warranties of the Company. The Company hereby represents and warrants to the Consultant:

(a)       it is a corporation duly organized and validly existing under the laws of the state of formation;

(b)       it has full corporate power and authority to execute and deliver this Agreement and to perform the duties and responsibilities contemplated hereby;

(c)       the execution, delivery and performance of this Agreement has been duly authorized by its Directors and no other corporate approvals are necessary;

(d)        that neither the execution of this Agreement nor performance hereunder will (i) violate, conflict with or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under the terms, conditions or provisions of its Articles of Incorporation or By-Laws or any contract, agreement or other instrument or obligation to which it is a party, or by which it may be bound, or (ii) violate any order, judgment, writ, injunction or decree applicable to it.

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7.               Indemnification. The Consultant shall defend, indemnify and hold harmless the Company and its shareholders, officers and directors from and against any and all costs (including, without limitation, reasonable attorneys’ fees incurred in defense) or liabilities (including, without limitation, payroll taxes, penalties or interest) arising out of (i) any breach of the representations and warranties in Paragraph 5 hereof or any assertion by the Consultant, or anyone on his behalf, that the Consultant is not an independent contractor and/or (ii) the Consultant’s failure to observe and/or perform any covenant and/or agreement contained herein that are binding upon the Consultant.

8.               Assignment. This Agreement, as it relates to the Services of the Consultant, is a personal contract and the rights and interests of the Consultant hereunder may not be sold, transferred, assigned, pledged or hypothecated.

9.               Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third (3rd) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9):

If to the Company:

Mobiquity Technologies, Inc.

35 Torrington Ln.

Shoreham, NY 11786

Facsimile:631-821-9769

E-mail: djulia@mobiquitynetworks.com

Attention: Dean Julia, Chief Executive Officer

with a copy to:

Ruskin Moscou Faltischek, P.C.

1425 RXR Plaza

East Tower, 15th Floor

Uniondale, New York 11553

Attention: Gavin C. Grusd, Esq.

If to Consultant:

[__]

With a copy to:

[__]

or at such other address as any party shall designate by notice to the other party given in accordance with this Section 9.

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10.            Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, excluding its choice of law provisions. If any provisions of this Agreement shall be unenforceable or invalid, such unenforceability or invalidity shall not affect the remaining provisions of this Agreement. Each party hereto consents to the exclusive personal jurisdiction of the State of New York, and further agrees that the exclusive venue for any action arising out of this Agreement shall be the State Courts located in the County of New York, State of New York or the Federal Courts located in the Southern District of New York.

11.            Waiver of Breach; Partial Invalidity. The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach. If any provision, or part thereof, of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and not in any way affect or render invalid or unenforceable any other provisions of this Agreement, and this Agreement shall be carried out as if such invalid or unenforceable provision, or part thereof, had been reformed, and any court of competent jurisdiction or arbitrators, as the case may be, are authorized to so reform such invalid or unenforceable provision, or part thereof, so that it would be valid, legal and enforceable to the fullest extent permitted by applicable law.

12.            Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the specific subject matter hereof and there are no representations, warranties or commitments except as set forth herein. This Agreement supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral, of the parties hereto relating to the specific subject matter hereof. This Agreement may be amended, and any provision hereof waived, only by a writing executed by the party sought to be charged.

13.            Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

14.            Signatures. Signatures hereon which are transmitted via facsimile or electronic mail shall be deemed original signatures.

15.            Representation by Counsel; Interpretation. The Consultant acknowledges that he has been represented by counsel in connection with this Agreement. Accordingly, any rule or law or any legal decision that would require the interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived by the Consultant. The provisions of this Agreement shall be interpreted in a reasonable manner to give effect to the intent of the parties hereto.

16.            Headings. The headings and captions in this Agreement are for convenience of reference only and do not in any way modify, interpret or construe the intent of the parties or affect any of the provisions of this Agreement.

17.            Continuation of Covenants and Agreements. The provisions of Sections 8 through 18 hereof shall survive any termination of this Agreement, and shall continue thereafter.

[Remainder of Page Intentionally Left Blank. Signature Page Follows.]

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IN WITNESS WHEREOF, the Consultant and the Company have executed or have caused to be duly executed, this Agreement as of the day and year above written.

MOBIQUITY TECHNOLOGIES INC. By:______________________________ Name: Dean Julia, Chief Executive Officer CONSULTANT ___________________________ [__]

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EXHIBIT A

SCHEDULE AND AMOUNT OF CONSIDERATION

Number of shares of Gopher Common Stock*	Number of Company Warrant Shares*

* The Stock will vest if Advangelists, LLC has not less than $250,000 of revenue in the months of December 2018 and January 2019.

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EXHIBIT B

ASSIGNMENT SEPARATE FROM CERTIFICATE AND WARRANT

FOR VALUE RECEIVED and pursuant to that certain Consulting Agreement between the undersigned (“Recipient”) and Mobiquity Technologies, Inc., a New York corporation (the “Company”) dated as of ______________ (the “Agreement”), Recipient hereby assigns and transfers unto Deepankar Katyal in his capacity as the Member Representative _________________________________ (________) shares of Gopher Protocol, Inc. (“Gopher”) Common Stock standing in Recipient’s name on the books of Gopher and represented by Certificate No(s). _____, and/or the warrant issued by the Company to purchase up to _________________________________ (_______) shares of Mobiquity Common Stock standing in Recipient’s name on the books of Company and does hereby irrevocably constitute and appoint _________________________________ to transfer said stock and/or warrant on the books of Gopher and/or Company with full power of substitution in the premises. THIS ASSIGNMENT MAY ONLY BE USED AS AUTHORIZED BY THAT CONSULTING AGREEMENT BY AND BETWEEN THE UNDERSIGNED AND THE COMPANY (THE “AGREEMENT”) AND THE EXHIBITS THERETO.

Dated as of: ______________

Signature:

By:______________________________
[______________]

Acknowledged and Agreed:

Signature of Spouse:

By:______________________________
[______________]

Please do not fill in any blanks other than the signature line. The purpose of this assignment is to enable the Member Representative to transfer title of the Equity Consideration in accordance with Section 2 of the Agreement without requiring additional signatures on the part of Recipient. Defined terms used herein but not defined herein shall have the meanings given to them in the Agreement.

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